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                                                                     EXHIBIT 5.1

                                   Law Offices
                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                              734 15th Street, N.W.
                             Washington, D.C. 20005

                            Telephone (202) 347-0300
                            Facsimile (202) 347-2172
                                  WWW.EMTH.COM

                                 May 3, 2006
Board of Directors
Peoples Community Bancorp, Inc.
6100 West Chester Road
West Chester, Ohio 45071

Re:      Registration Statement on Form S-4

Gentlemen:

         We have acted as special counsel to Peoples Community Bancorp, Inc. ("Peoples Community") in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the registration statement on Form S-4 (the "Registration Statement") relating to the issuance of shares of Peoples Community's common stock, par value $.01 per share (the "Shares"), in connection with the proposed merger of Mercantile Financial Corporation with and into Peoples Community, all as described in the Registration Statement. As such counsel, we have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion.

         Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the heading "Legal Matters" in the proxy statement/prospectus constituting a part thereof.


                                      ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                      By:      /s/ Kevin M. Houlihan
                                               --------------------------------
                                               Kevin M. Houlihan, a Partner